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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-149994) pertaining to the 2000 Stock Option Plan, the 2004 Stock Incentive Plan, the 2007 Equity Incentive Plan and the 2007 Employee Stock Purchase Plan of Power Medical Interventions, Inc. of our report dated March 27, 2009, with respect to the consolidated financial statements of Power Medical Interventions, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Philadelphia, PA
March 27, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm